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                                                                   Exhibit 16.1
                       [Richey, May & Co., LLP letterhead]

September 1, 2004

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on August 27, 2004, by our former client, UCAP Incorporated. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ Richey, May & Co., LLP